Exhibit 99.1


                               [LOGO]

                        N E W S   R E L E A S E

For Immediate Release

Contact:  HemaCare Corporation
          JoAnn Mannise, Director of Investor Relations
          877-310-0717
          www.hemacare.com

RELEASE DATE:  March 25, 2004

                  HEMACARE REPORTS 2003 FINANCIAL RESULTS
            ___________________________________________________

     LOS ANGELES - - - - HemaCare Corporation (OTC Bulletin Board:
HEMA.OB) announced today results of operations for the 4th quarter and the year ended December 31, 2003. For the quarter, the Company reported net income of $264,000 on revenue of $6.6 million. The reported fourth quarter net income represents a $236,000 improvement over the previous year's quarter with revenues declining by 10%. The net income improvement is due to the successful completion of management's plan to close non-performing donor centers and one time positive events of approximately $85,000.

     The Company reported a net loss for 2003 of $4,679,000 or $0.60 per share basic and diluted, compared to a net loss for 2002 of $591,000, or $0.08 per share basic and diluted. The increased net loss was due to the costs incurred in 2003 associated with closing several donor centers ($598,000), operating losses of the closed centers ($778,000), a decline in the gross profits of the ongoing centers ($793,000), a decline in the gross profits of blood services operations ($358,000) and the write-down of the Company's deferred tax assets ($2,984,000), offset in part by an improvement in general and administrative expenses ($128,000).

     The decline in gross profits of both the closed centers and the ongoing centers was offset in part by an increase in the gross profit of the California mobile operations driven by higher prices, offset in part by a 6.3% decrease in collection volume. The decline in gross profits of the ongoing centers was due to a decrease of certain testing revenue, the decrease in platelet production, asset write-offs and increases in workers' compensation and professional liability insurance costs. Revenues of the ongoing centers were stable due primarily to a 21% decline in single donor platelet volume, offset largely by a 19.5% increase in sales of whole blood products.

                                - more -

     The decline in the gross profits of the blood services operations was due to a 13.0% decline in the number of therapeutic apheresis procedures and increases in workers' compensation and professional liability insurance costs.

      The majority of the expenses associated with closing donor centers was recognized in the third quarter of 2003, and were part of management's plan to improve the profitability of the Company by ceasing operations at several non-performing donor centers. The costs associated with closing these centers included the write-down of assets, severance to terminated employees, the recognition of unexpired lease obligations and other associated costs.

     The Company recorded a valuation allowance of $2,984,000 against its deferred tax assets. This non-cash charge reduced the net value of the deferred tax assets on the balance sheet to zero. The
Company's federal net operating loss carryforwards are not affected and remain available for up to 10 years.

       Commenting on the 2003 results, Judi Irving, President and Chief Executive Officer, stated, "We are pleased that the fourth quarter was profitable, demonstrating the effectiveness of our plan to close non-performing centers. Although execution of the plan required that we incur a substantial charge during 2003, the elimination of these centers has substantially reduced the drain on the Company's profitability. Although we are pleased to report positive fourth quarter results, we must now focus on improving the profitability of the on-going operations and further developing our long-term strategic plans."

     HemaCare will be holding an interactive investor conference call on Thursday, March 25, 2004 at 1:00 pm (Eastern Standard Time). Judi Irving, President and CEO, and Robert Chilton, Chief Financial Officer, will review the 2003 financial results. To participate in the call, please call 800-309-8563 and ask to join HemaCare's 2003 annual earnings conference call. A recording will be available two hours following the call through midnight, March 30, 2004 that can be replayed by calling 800-642-1687, ID number 6238571.

                       About HemaCare Corporation

     Founded in 1978, HemaCare is a national provider of blood products and services, and is believed to be the only publicly traded company engaged in the blood industry in the United States. HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks. The Company focuses on providing cost effective, high quality solutions to the blood-related needs of U.S. hospitals and others.

This press release contains "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.) Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words "anticipates," "expects," "intends," "plans" and variations and similar expressions. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation the Company's need to successfully complete its operating plan to improve profits; the potential loss of the Company's lines of credit; the potential inability of the Company to meet future capital needs; increasing costs that the Company may not be able to pass on to customers because the market price for blood does not necessarily reflect the costs of collecting and processing it; declining blood donations; the Company's dependence on reimbursement rates of third party providers; its increasing reliance on outside laboratories; limited access to insurance; the competitive advantage enjoyed by not-for-profit companies; potential changes in the healthcare industry; future technology for blood collection and blood replacement; the need to obtain services of qualified medical professionals; the impact of heavy regulation in the Company's industry; potential liability for undetected blood pathogens and other product safety and liability concerns; environmental risks associated with biohazardous substances; the threat of business interruption due to terrorism and the security measures taken in response to terrorism; the provisions of the Company's charter documents that might delay or prevent an acquisition or sale of the Company; lack of liquidity and market risk associated with OTC Bulletin Board stocks; volatility in our stock price; potential dilution that could result from future sales of the Company's common stock; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission.. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

                      (Financial Table Follows)

                          HemaCare Corporation

                       Condensed Consolidated Data
                              (Unaudited)

                                    Three Months Ended           Twelve Months Ended
                                       December 31,                  December 31,
                                  2003            2002           2003          2002
                                ------------  -----------  ------------  -------------
Statements of Operations:

Revenues                        $6,640,000   $7,375,000    $27,488,000   $27,817,000

Gross profit                    $1,107,000   $  826,000    $ 2,251,000   $ 3,745,000

Income (loss) before income
taxes                           $  264,000   $   35,000    $(1,695,000)  $  (742,000)


Provision (benefit) for income
taxes                           $        0   $    7,000    $ 2,984,000   $  (151,000)

Net income (loss)               $  264,000   $   28,000    $(4,679,000)  $  (591,000)
                                ===========  ===========   ============  ============

Basic per share amounts         $     0.04   $     0.00    $     (0.60)  $     (0.08)
                                ===========  ===========   ============  ============

Diluted per share amounts       $     0.03   $     0.00    $     (0.60)  $     (0.08)
                                ===========  ===========   ============  ============

Weighted average shares
outstanding - basic              7,753,000    7,673,000      7,753,000     7,673,000
                                ===========  ===========   ============  ============

Weighted average shares
outstanding - diluted            8,034,000    7,673,000      7,753,000     7,673,000
                                ===========  ===========   ============  ============



                                December 31,    December 31,
                                    2003           2002
                                ------------   -------------
Balance Sheets


Assets
------

Cash                           $  935,000      $ 1,048,000
Current assets                  4,030,000        6,424,000
Non-current assets              3,321,000        5,983,000
                               -----------     ------------
Total assets                   $8,286,000      $13,455,000
                               ===========     ============

Liabilities and Shareholders'
Equity
-----------------------------

Current liabilities            $3,786,000      $ 3,998,000
Long-term liabilities           1,089,000        1,370,000
Shareholders' equity            3,411,000        8,087,000
                               -----------     ------------
Total liabilities and
 shareholders' equity          $8,286,000      $13,455,000
                               ===========     ============


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